JONATHON P. REUBEN CPA,
AN ACCOUNTANCY  CORPORATION
23440 HAWTHORNE BLVD., SUITE 200
TORRANCE, CA 90505

August 18, 2008

Securities and Exchange Commission
450 5th Street NW
Washington, D.C.  20549

Re:  Platina Energy Group, Inc.

Gentlemen:

We have read Item 4.01 of Platina Energy Group, Inc.’s Form 8-K dated August 14, 2008 and agree with the statements therein concerning the Company.

/s/  Jonathon P. Reuben C.P.A.
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Jonathon P. Reuben, CPA,
An Accountancy Corporation